Contacts:
Jennifer Chelune
Investor Relations Manager
(734) 997-4910
jennifer.chelune@proquest.com

PROQUEST ANNOUNCES EARNINGS CALL AND NAME CHANGE

Expects to File 2005 Restated Consolidated Financial Statements in 45 to 60 Days

Ann Arbor, Michigan, June 29, 2007 - ProQuest Company (OTC: PQES.PK, "the Company"), a publisher of education materials and provider of education solutions in the K-12 market, will hold a conference call to discuss first half 2007 results on Thursday, July 26, 2007 at 3:00 p.m. Eastern Time. The call will be based on preliminary unaudited results through June 30, 2007 for its Voyager Expanded Learning, Learning A-Z and ExploreLearning businesses.

The Company also reported today that it will change its name to Voyager Learning Company effective Saturday, June 30, 2007. The name change is being made pursuant to the terms of the sale of ProQuest Information and Learning to Cambridge Information Group (CIG) in February 2007 under which CIG acquired the rights to the ProQuest name. Effective Monday, July 2, 2007, the Company's corporate website address will change to www.voyagercompany.com.

Also effective with the opening of business on Monday, July 2, 2007 the Company's ticker symbol will change from PQES to VLCY, with no interruption of trading in the Company's shares. The new name and ticker symbol will have no effect on the number of shares owned by current shareholders. The name change will be automatic and shareholders will own the same number of shares of Voyager Learning Company as they own of ProQuest Company.

The Company also announced that it now expects to file its 2005 10-K, including its restated consolidated financial statements, in the next 45 to 60 days. Previously the Company announced in its March 21, 2007 press release that it anticipated filing its 2005 10-K in the second quarter of 2007. While the Company and its independent auditor, KPMG LLP ("KPMG"), have made significant progress, finalizing open issues has been more difficult than expected. There can be no assurance that additional issues will not be identified which could further delay the filing of the 2005 10-K.

To listen to the Company's upcoming conference call, please dial (888) 688-0384 at 3:00 p.m. Eastern Time on Thursday, July 26, 2007. The call will be recorded and archived until Thursday, August 2, 2007 and can be replayed by calling (800) 642-1687, and entering ID#6064132. The conference call will also be webcast and archived at the Company's website (which effective Monday, July 2, 2007 will be www.voyagercompany.com).

About ProQuest Company

ProQuest Company (OTC:PQES.PK) is based in Ann Arbor, Michigan, and is a publisher of education materials and provider of education solutions serving the K-12 market. Through its product lines, which include Voyager Expanded Learning, ExploreLearning and Learning A-Z, the Company is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, and our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to the Company's ability to successfully conclude the review and restatement of its financial results, the discovery of additional restatement items, litigation, loss of key personnel, success of ongoing product development, maintaining acceptable margins, ability to control costs, changes in customer demands or industry standards, the ability to successfully attract and retain customers, the ability to sell additional products to existing customers and win new business from new customers, the ability to maintain a broad customer base to avoid dependence on any one single customer, potential disruption to our sales and marketing efforts and thus to our ability to win new business due to the change in the name of our Company, the risk that our competitors will seek to capitalize on the risks and uncertainties affecting the Company, including but not limited to those related to the restatement, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the Company's business, the impact on the Company's stock price and trading volume as a result of the Company's common stock being traded over-the-counter, the impact of competition and the uncertainty of economic conditions in general, financial market performance, and other risks listed under "Risk Factors" in our filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "projects," "intends," "prospects," "priorities," or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The Company undertakes no obligation to update any of these statements.

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